SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549




                            Form 8-K


                         CURRENT REPORT
                 Pursuant to Section 13 or 15(d)
             of the Securities Exchange Act of 1934

 Date of Report (date of earliest event reported):  May 3, 2004
                                                  --------------


                     GIANT MOTORSPORTS, INC.
    ------------------------------------------------------
    (Exact Name of Registrant as Specified in its Charter)



        Nevada                  000-50243            33-1025552
---------------------------  ----------------  ----------------------
  (State or Other            (Commission File      (IRS Employer
Jurisdiction Incorporation)       Number)      Identification Number)


             13134 State Route 62, Salem, Ohio 44460
             ---------------------------------------
             (Address of Principal Executive Office)


                         (330) 332-8534
       --------------------------------------------------
       Registrant's telephone number, including area code


  -------------------------------------------------------------
  (Former name or former address, if changed since last report)

Item 2.   Acquisition of Assets.
          ---------------------

     Pursuant to an Asset Purchase Agreement (the "Asset Agreement"), dated as of April 30, 2004 by and among Giant Motorsports, Inc. (the "Company"), King's Motorsports, Inc. ("King") d/b/a Chicago Cycle ("Chicago Cycle"), Jason Haubner and Jerry Fokas, the shareholders of Chicago Cycle, the Company acquired (the "Acquisition"), substantially all of the assets of Chicago Cycle (the "Acquired Assets"). In consideration for the Acquired Assets and pursuant to the Asset Agreement, the Company
(i)  assumed certain specified liabilities of Chicago Cycle,  and
(ii) agreed to pay to Chicago Cycle $2,925,000, as follows: (a) $1,250,000 at the closing of the Acquisition (the "Initial Payment"), and (b) $1,675,000 through the issuance to Chicago Cycle of a 6% $1,675,000 aggregate principal amount promissory note (the "Note"). The principal amount of the Note matures as follows: (i) $500,000 on July 29, 2004, (ii) $250,000 on October
27, 2004, and (iii) the remaining $925,000, plus accrued but unpaid interest on April 30, 2005. The Note is secured by a second lien on the Acquired Assets pursuant to a Commercial Security Agreement dated as of April 30, 2004, by and among the Company and Chicago Cycle, and guaranteed pursuant to a Guaranty dated April 30, 2004 by and among Chicago Cycle, the Company, Russell Haehn and Gregory Haehn, the current executive officers, directors and controlling shareholders of the Company (each a "Control Person," and, collectively the "Controlling Persons").

     To fund the $1,250,000 Initial Payment, the Company pursuant to a Term Note dated March 12, 2004, by and among the Company and The Fifth Third Bancorp Bank (the "Bank") borrowed $1,250,000 (the "Loan") from the Bank. The Loan matures on May 31, 2004, and bears interest at the rate of prime plus one percent (1%) per annum. The Company's payment obligations under the Loan are guaranteed by the Company Persons pursuant to a Secured Continuing Guaranty Unlimited dated as of March 12, 2004 by each Company Person and the Bank. The Loan is also secured pursuant to a Security Agreement dated March 12, 2004 by and between the Bank and the Company, by a first priority lien on all of the assets of the Company (including, but not limited to, the Acquired Assets).

     In connection with the Acquisition and pursuant to the Asset Purchase Agreement, the Company entered into a Noncompetition Agreement ("Noncompetition Agreement"), dated April 30, 2004 with Mr. Haubner, pursuant to which Mr. Haubner agreed to limit his business activities to those not competing with Chicago Cycle until December 31, 2006. In consideration for the Noncompetition Agreement, the Company agreed to (i) pay to Mr. Haubner a monthly fee of $20,833 from January 20, 2005 through December 31, 2006, and (ii) provide Mr. Haubner with certain health insurance coverage.

       Pursuant to an Employment Agreement ("Employment Agreement"), dated April 30, 2004 between the Company and Jerry Fokas (the "Employee"), the Company agreed to employ Mr. Fokas as a sales manager for a two (2) year period. In consideration for such employment, the Company agreed to, among other things, pay to the Employee (i) a salary of $2,500 per week from May 1, 2004 to April 30, 2005, and $3,000 per week from May 1, 2005 to April 30, 2006, and (ii) a quarterly bonus equal to five percent (5%) of Chicago Cycle's quarterly earnings before interest, taxes, depreciation and amortization (as determined by the certified public accounting firm that regularly provides accounting services to Chicago Cycle and/or the Company).

     Pursuant to a Management Agreement dated April 30, 2004, by and among the Company and Chicago Cycle, in the event the Company does not receive dealership franchise approvals and floor plan financing by approximately August 30, 2004, then the Company has the right to require Chicago Cycle to repurchase the Acquired Assets for $1,675,000.

     Chicago Cycle is a privately-held retailer of Honda, Yamaha, Suzuki and Ducati (the "Manufacturers") motorcycles, ATVs and related powersport products. Chicago Cycle operates from an approximately 30,000 square foot facility. The Company believes Chicago Cycle is one of the largest volume dealers in the Midwest.

     In connection with the Acquisition, the Company issued the Press Release attached hereto as Exhibit 99.1.


Item 7.   Financial Statements and Exhibits

     The Company is not filing the financial statements or pro forma financial information required by this Item 7 in this Current Report on Form 8-K, but will file such financial statements and pro forma financial information by an amendment to this Current Report on Form 8-K, within the time period proscribed under the applicable SEC rules and regulations.

(c)  Exhibits required by Item 601 of Regulation S-K

     Exhibit No.    Description
     -----------    -----------

     2.1            Asset Purchase Agreement
     20.1           Promissory Note
     20.2           Commercial Security Agreement
     20.3           Management Agreement
     99.1           Press Release dated May 3, 2004

                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                               GIANT MOTORSPORTS, INC.


                               By:/s/Gregory A. Haehn
                                  -------------------------------
                                   Gregory A. Haehn
                                   President



Dated: May 10, 2004

                          EXHIBIT INDEX


     Exhibit No.    Description
     -----------    -----------

     2.1            Asset Purchase Agreement
     20.1           Promissory Note
     20.2           Commercial Security Agreement
     20.3           Management Agreement
     99.1           Press Release dated May 3, 2004